                                                                        EX. 99.1

For Immediate Release                   Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                            Nasdaq:  STAR

Wichita, Kansas                                                    June 19, 2002

LONE STAR STEAKHOUSE & SALOON, INC. REAFFIRMS GUIDANCE

Lone Star Steakhouse  &  Saloon,  Inc. ("Lone Star")  reaffirms its guidance given in its May 6,  2002  press  release  of sales  ranging  from  $596 to $606 million,  adjusted EBITDA of $95 to $100 million and Earnings per Share of $1.56 to $1.63 for the fiscal year ending December 31, 2002.

Company officials indicated that they believed Earnings per Share should grow at a rate of 15-20% in fiscal years 2003 and 2004.

Lone  Star  Steakhouse  &  Saloon,  Inc.  owns and  operates  a chain of 249 domestic and 25 international Lone Star Steakhouse & Saloon restaurants. The
Company also owns and  operates 5 Del Frisco's  Double Eagle Steak Houses and 15
Sullivan's Steakhouses.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.